AMENDMENT NO. 3 TO THE MANAGEMENT AGREEMENT

This AMENDMENT NO. 3 dated as of the 1st day of June 2012 to the MANAGEMENT AGREEMENT made as of the 9th day of October, 2007, among MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P. (formerly Morgan Stanley Spectrum Technical L.P.), a Delaware limited partnership (the “Partnership”), CERES MANAGED FUTURES LLC (formerly Demeter Management Corporation), a Delaware limited liability company (the “General Partner”), and Aspect Capital Limited, a limited liability company registered in England and Wales (the “Trading Advisor”), as previously amended by an Amendment No. 1 to the Management Agreement dated as of December 31, 2008 and by an Amendment No. 2 to the Management Agreement dated as of December 31, 2010 (together the “Management Agreement”).

W I T N E S S E T H:

WHEREAS, the General Partnership, the Partnership and the Trading Advisor wish to amend the Management Agreement dated as of October 9, 2007 to reflect certain changes in fees payable to the Trading Advisor.

NOW, therefore, the parties agree as follows:

1. Section 6(a)(i) of the Management Agreement shall be deleted in its entirety and replaced by the following:

(i)  A monthly management fee, without regard to the profitability of the Trading Advisor’s trading for the Partnership’s account, equal to 1/12 of 1.50% (a 1.50% annual rate) of the portion of the Partnership’s Net Assets allocated to the Trading Advisor as of the opening of business on the first day of each calendar month, commencing with the month in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement.

2. The foregoing amendment shall take effect as of the 1st day of June 2012.

3. For the avoidance of doubt, the foregoing amendment shall not affect the monthly management fee paid by the Partnership to the Trading Advisor pursuant to Section 6(a)(i) of the Management Agreement as in effect prior to the effective date of this Amendment No. 3.

4. In all other respects the Management Agreement remains unchanged and of full force and effect.

5. This Amendment No. 3 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

6. Each party represents and warrants, with respect to itself only, that it has taken all action required to be taken in order to authorize and effect this Amendment No. 3. This Amendment No. 3 constitutes a legal, valid and binding and enforceable obligation of each party.

7. This Amendment No. 3 is subject to and shall be construed in accordance with the laws applicable to the Management Agreement and the jurisdiction provisions of the Management Agreement shall apply equally to this Amendment.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By
Walter Davis
President

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

By:  Ceres Managed Futures LLC
(General Partner)

By
Walter Davis
President

ASPECT CAPITAL LIMITED

By
John Wareham
Chief Commercial Officer